Press Release

Ness Technologies Announces Fourth Quarter
and Full Year 2010 Financial Results

Ness delivers record quarterly revenues, up 16% year-over-year, with the highest operating margin and net margin in nine quarters

Hackensack, NJ – February 2, 2011 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of IT services and solutions, announced today its financial results for the quarter and full year ended December 31, 2010.

Fourth Quarter and Full Year 2010 Highlights:

•	Quarterly revenues were a record $157.4 million, up 16% year-over-year; and full year revenues were $571.8 million, up 12% year-over-year.

•	Quarterly operating income was $7.3 million, compared to a loss of $11.3 million in the fourth quarter of 2009; and full year operating income was $16.4 million, up from $0.3 million in 2009.

On a non-GAAP basis (1), quarterly operating income was $10.1 million, up 87% year-over-year; and full year operating income was $27.7 million, up 11% year-over-year. On a GAAP and non-GAAP basis, quarterly operating income and operating margin improved sequentially, reaching the highest levels in nine quarters.

•
Quarterly net income from continuing operations was $5.3 million, compared to a loss of $17.4 million in the fourth quarter of 2009; and full year net income from continuing operations was $8.4 million, compared to a loss of $10.0 million in 2009.

On a non-GAAP basis, quarterly net income from continuing operations was $6.7 million, up 109% year-over-year; and full year net income from continuing operations was $17.9 million, up 5% year-over-year. On a GAAP and non-GAAP basis, quarterly net income and net margin from continuing operations improved sequentially, reaching the highest levels in nine quarters.

•
Quarterly diluted net earnings per share from continuing operations were $0.14, compared to a loss of $0.45 in the fourth quarter of 2009; and full year diluted net earnings per share from continuing operations were $0.22, compared to a loss of $0.26 in 2009.

On a non-GAAP basis, quarterly diluted net earnings per share from continuing operations were $0.17, up from $0.08 in the fourth quarter of 2009; and full year diluted net earnings per share from continuing operations were $0.46, up from $0.44 in 2009.

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding the company’s use of non-GAAP financial measures.

•	In Central and Eastern Europe, operating margin continued to recover, hitting the highest level in eight quarters.

•	Operating cash flows from continuing operations for the quarter and the full year were $16.7 million and $9.3 million, respectively.

•	Cash, cash equivalents and short-term bank deposits were $41.5 million as of December 31, 2010.

•	Backlog from continuing operations as of December 31, 2010 was $635 million, up 1% year-over-year.

•	Headcount for continuing operations was approximately 7,710 as of December 31, 2010.

“We had a good fourth quarter and I am particularly proud of the operating margin expansion we delivered; this steady progress is a direct result of our strategy to focus on differentiation, global offerings and higher-margin revenue streams,” said Sachi Gerlitz, president and chief executive officer of Ness Technologies. “As we continue our long-term priority to maximize margin expansion in 2011, we feel that we are on a solidly upward trajectory with a good outlook for the coming year.”

•	Results by operating segment:

▪
The company’s Software Product Engineering segment, which provides outsourced software product research and development services to companies that build or rely on software to generate revenues, continued to perform well in the fourth quarter, with a strong quarterly operating margin and good year-over-year revenue growth.

▪
The company’s System Integration and Application Development segment showed significant year-over-year revenue growth and operating margin improvement, with very good performance in Israel and continued improvement in Central and Eastern Europe.

▪
As previously announced, the company no longer reports a separate Software Distribution segment, as its European software distribution operations were reclassified as discontinued operations and its Israeli software distribution operations were reclassified to its System Integration and Application Development segment, effective as of January 1, 2010.

“We are pleased by the major recovery we implemented in 2010, as seen in our strong fourth quarter numbers, which speak for themselves,” said Ofer Segev, executive vice president and chief financial officer. “We will continue to focus on excelling in our operations, driving to increase the bottom line, generate good operating cash flows and maintain our strong liquidity.”

Business Outlook

The company expects top line growth and operating margin expansion in 2011 with a trend of sequentially increasing quarterly revenues and operating margin, except for the second quarter, which is expected to be similar to the first quarter, especially in operating income, due to the seasonal effect of the lower number of working days during the quarter in Israel, one of our largest employee locations.

Ness Technologies Fourth Quarter and Full Year 2010	Page 2 of 11

Ness is establishing full year 2011 guidance for revenues from continuing operations in the range of $595 million to $605 million and diluted net earnings per share from continuing operations in the range shown in the reconciliation table below:

	Full year diluted net earnings per share ($)
	Low	High
GAAP basis from continuing operations	$0.42	$0.48
Stock-based compensation; amortization of intangible assets; retention expenses related to prior acquisitions; net of taxes	0.15	0.15
Non-GAAP basis from continuing operations	$0.57	$0.63

The company’s 2011 GAAP guidance excludes future stock-based compensation grants; and the company’s GAAP and non-GAAP guidance further assumes that outstanding diluted shares will average approximately 39 million in 2011 and relevant foreign currency exchange rates at their average levels in January 2011.

For the reasons set forth elsewhere in this release, Ness’ management believes that non-GAAP financial guidance provides the best comparative basis for investors to understand and assess the company’s on-going operations and prospects for the future.

Goodwill Impairment Test

At the end of each calendar year, the company is required to perform an impairment test on its goodwill. The 2010 test is under way, and the company expects it will be completed before the filing of its Annual Report on Form 10-K. If the company determines any portion of goodwill is impaired, it would recognize a non-cash charge that would impact GAAP earnings and earnings per share for the quarter and year ended December 31, 2010, which would be reported in the company’s Annual Report on Form 10-K. Such a charge would not impact the non-GAAP financial information presented in this press release.

Conference Call Details

Sachi Gerlitz, president and chief executive officer of Ness Technologies, and Ofer Segev, executive vice president and chief financial officer, will conduct a conference call to discuss the fourth quarter and full year 2010 results. The call, which will be simultaneously webcast, will begin at 8:30 AM Eastern Time / 5:30 AM Pacific Time / 3:30 PM Israel Time on Wednesday, February 2, 2011.

To access the Ness Technologies fourth quarter and full year 2010 earnings conference call, participants should dial one of the following numbers

North America	1-800-399-0427
Israel	1-80-924-5917
All other locations	+1-973-200-3375

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and provide the password “NESS” to the operator. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at http://investor.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; and system integration, application development, consulting and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 7,700 employees, Ness has operations in North America, Europe, Israel and India, has customers in over 20 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness, visit www.ness.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses various non-GAAP measures of net income and earnings per share, including adjustments from results based on GAAP to exclude (a) non-cash stock-based compensation expenses in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, “Stock Compensation” (formerly, FASB Statement 123R) and amortization of intangible assets, net of taxes; (b) earn-out and retention expenses related to prior acquisitions; (c) an insurance settlement in the first quarter of 2009 related to a 2007 arbitration expense, net of related expenses, net of taxes; (d) severance expenses in the first quarter of 2009, net of taxes; and (e) acquisition and integration costs of its Gilon acquisition in the second quarter of 2010, net of taxes. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Ness also uses these non-GAAP measures in the formulation of its financial guidance. This requires Ness management to make assumptions regarding certain factors that could affect future net income and earnings per share, such as the timing and size of future potential acquisitions (which could result in additional non-cash amortization of intangibles), the timing and size of future potential stock-based compensation grants (which could result in additional non-cash stock-based compensation expense), and the timing and size of any one-time income or expenses. The company discloses such assumptions in conjunction with its financial guidance.

Ness Technologies Fourth Quarter and Full Year 2010	Page 4 of 11

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010. Ness is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Media Contact:	Investor Relations Contacts:

David Kanaan	Drew Wright	Maya Lustig
Intl: +972-54-425-5307	USA: 1-201-488-3262	Israel: +972-3-767-5110
Email: media.int@ness.com	Email: investor@ness.com	Email: maya.lustig@ness.com

Ness Technologies Fourth Quarter and Full Year 2010	Page 5 of 11

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues	$135,577	$157,407	$511,947	$571,787
Cost of revenues	109,380	111,422	386,061	412,934
Gross profit	26,197	45,985	125,886	158,853

Selling and marketing	12,242	11,754	41,168	41,187
General and administrative	25,253	26,948	89,592	101,242
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	(2,610)	—
Commissions related to the sale of Israeli SAP sales and distribution operations	—	—	(2,534)	—
Total operating expenses	37,495	38,702	125,616	142,429

Operating income (loss)	(11,298)	7,283	270	16,424
Financial expenses, net	(788)	(686)	(2,998)	(1,826)
Income before taxes on income	(12,086)	6,597	(2,728)	14,598

Taxes on income	5,266	1,341	7,271	6,189
Net income (loss) from continuing operations	$(17,352)	$5,256	$(9,999)	$8,409

Net loss from discontinued operations	(38,514)	(1,162)	(42,455)	(8,193)
Net income (loss)	$(55,866)	$4,094	$(52,454)	$216

Basic net earnings (loss) per share from continuing operations	$(0.45)	$0.14	$(0.26)	$0.22
Diluted net earnings (loss) per share from continuing operations	$(0.45)	$0.14	$(0.26)	$0.22

Basic net earnings (loss) per share	$(1.45)	$0.11	$(1.36)	$0.01
Diluted net earnings (loss) per share	$(1.45)	$0.11	$(1.36)	$0.01

Weighted average number of shares (in thousands) used in computing basic net earnings (loss) per share from continuing operations, basic net earnings (loss) per share, diluted net loss per share from continuing operations and diluted net loss per share	38,436	38,053	38,598	38,128
Weighted average number of shares (in thousands) used in computing diluted net earnings per share from continuing operations and diluted net earnings per share	38,838	38,433	39,100	38,733

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Segment Data (1):	(Unaudited)	(Unaudited)		(Unaudited)

Revenues from continuing operations:
Software Product Engineering	$26,248	$29,530	$102,523	$112,866
System Integration and Application Development	109,329	127,877	409,424	458,921
	$135,577	$157,407	$511,947	$571,787
Operating income (loss) from continuing operations:
Software Product Engineering	$3,569	$4,410	$15,388	$16,326
System Integration and Application Development	(9,125)	8,646	2,573	18,621
Unallocated Expenses	(5,742)	(5,773)	(17,691)	(18,523)
	$(11,298)	$7,283	$270	$16,424
Geographic Data:

Revenues from continuing operations:
Israel	$45,254	$61,583	$174,800	$212,263
North America	44,676	46,724	172,814	188,911
Europe	43,830	45,049	155,723	160,663
Asia and the Far East	1,817	4,051	8,610	9,950
	$135,577	$157,407	$511,947	$571,787

(1)
The company no longer reports a separate Software Distribution segment, as its European software distribution operations were reclassified as discontinued operations and its Israeli software distribution operations were reclassified to its System Integration and Application Development segment, effective as of January 1, 2010. Segment data for prior periods has been restated to reflect the current organization of the segments.

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31,
	2009	2010
		(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(52,454)	$216
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Net loss from discontinued operations	42,455	8,193
Stock-based compensation	4,073	3,227
Currency fluctuation of restricted cash and short-term bank deposits	—	(1,067)
Depreciation and amortization	17,838	18,097
Loss (gain) on sale of property and equipment	(138)	771
Decrease (increase) in trade receivables, net	41,683	(26,867)
Decrease (increase) in unbilled receivables	11,184	(3,705)
Increase in other accounts receivable and prepaid expenses	(1,110)	(5,110)
Decrease (increase) in work-in-progress	(7,317)	2,599
Decrease in long-term prepaid expenses	415	125
Deferred income taxes, net	1,772	1,517
Decrease in trade payables	(6,677)	(12)
Increase (decrease) in advances from customers and deferred revenues	11,942	(4,374)
Increase in other accounts payable and accrued expenses	2,368	14,605
Increase in other long-term liabilities	809	1,180
Decrease in accrued severance pay, net	(3,322)	(120)
Net cash used in discontinued operations	(2,311)	(6,843)
Net cash provided by operating activities	61,210	2,432

Cash flows from investing activities:
Consideration from sale of a consolidated subsidiary	—	1,711
Net cash paid for acquisition of a consolidated subsidiary	—	(17,197)
Cash paid for acquisition of intangible assets	—	(513)
Additional payments in connection with acquisitions of subsidiaries in prior periods	(14,395)	(1,330)
Proceeds from maturity of (investment in) short-term bank deposits, net	(19,257)	17,982
Proceeds from sale of property and equipment	796	41
Purchase of property and equipment and capitalization of software developed for internal use	(11,841)	(10,195)
Net cash used in discontinued operations	(1,808)	—
Net cash used in investing activities	(46,505)	(9,501)

Cash flows from financing activities:
Exercise of options	—	4
Repurchase of shares	(2,299)	(2,169)
Acquired subsidiary’s dividend to its former shareholder	(1,430)	—
Short-term bank loans and credit, net	(15,470)	12,557
Proceeds from long-term debt	15,085	13,364
Principal payments of long-term debt	(12,254)	(21,198)
Net cash provided by discontinued operations	821	—
Net cash provided by (used in) financing activities	(15,547)	2,558

Effect of exchange rate changes on cash and cash equivalents	(3,525)	(5,734)
Decrease in cash and cash equivalents	(4,367)	(10,245)
Cash and cash equivalents at the beginning of the period	44,585	40,218
Cash and cash equivalents at the end of the period	$40,218	$29,973

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31,
	2009	2010
		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$40,218	$29,973
Restricted cash	2,470	2,578
Short-term bank deposits	25,939	8,913
Trade receivables, net of allowance for doubtful accounts	131,452	165,623
Unbilled receivables	28,012	34,850
Other accounts receivable and prepaid expenses	27,832	34,081
Work in progress	9,690	5,613
Total assets attributed to discontinued operations	43,212	31,626
Total current assets	308,825	313,257

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	6,083	5,656
Unbilled receivables	4,654	2,828
Deferred income taxes, net	3,608	2,186
Severance pay fund	53,145	59,583
Property and equipment, net	35,739	35,545
Intangible assets, net	10,016	9,481
Goodwill	263,541	282,383
Total long-term assets	376,786	397,662

Total assets	$685,611	$710,919

CURRENT LIABILITIES:
Short-term bank credit	$500	$16,543
Current maturities of long-term debt	21,332	26,160
Trade payables	30,914	31,682
Advances from customers and deferred revenues	40,639	36,921
Other accounts payable and accrued expenses	99,464	120,450
Total liabilities attributed to discontinued operations	25,461	13,663
Total current liabilities	218,310	245,419

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	50,836	36,756
Other long-term liabilities	6,689	7,942
Deferred income taxes	2,045	2,246
Accrued severance pay	56,443	63,026
Total long-term liabilities	116,013	109,970

Total stockholders’ equity	351,288	355,530

Total liabilities and stockholders’ equity	$685,611	$710,919

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
EXCLUDING STOCK-BASED COMPENSATION; AMORTIZATION OF INTANGIBLE ASSETS; EARN-OUT AND RETENTION EXPENSES RELATED TO PRIOR ACQUISITIONS; INSURANCE SETTLEMENT RELATED TO 2007 ARBITRATION EXPENSE, NET OF RELATED EXPENSES; SEVERANCE EXPENSES; ACQUISITION AND INTEGRATION COSTS OF GILON ACQUISITION; ALL NET OF TAXES
U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Statements of Income Data:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$26,197	$45,985	$125,886	$158,853
Stock-based compensation	20	56	203	260
Amortization of intangible assets	210	152	791	481
Severance expenses	380	—	1,346	—
Restructuring and related project costs	11,058	—	11,058	—
Non-GAAP gross profit	$37,865	$46,193	$139,284	$159,594

GAAP operating income (loss)	$(11,298)	$7,283	$270	$16,424
Stock-based compensation	1,454	856	4,073	2,767
Amortization of intangible assets	1,893	1,645	7,118	5,936
Earn-out and retention expenses related to prior acquisitions	1,032	282	1,032	1,816
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	(2,610)	—
Severance expenses	1,301	—	3,947	—
Restructuring and related project costs	11,009	—	11,009	—
Acquisition and integration costs of Gilon acquisition	—	—	—	728
Non-GAAP operating income	$5,391	$10,066	$24,839	$27,671

GAAP operating margin	-8.3%	4.6%	0.1%	2.9%
Non-GAAP operating margin	4.0%	6.4%	4.9%	4.8%

EBITDA	$(4,025)	$13,131	$23,213	$39,104
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	(2,610)	—
Severance expenses	1,301	—	3,947	—
Restructuring and related project costs	11,009	—	11,009	—
Acquisition and integration costs of Gilon acquisition	—	—	—	728
Non-GAAP EBITDA	$8,285	$13,131	$35,559	$39,832

EBITDA margin	-3.0%	8.3%	4.5%	6.8%
Non-GAAP EBITDA margin	6.1%	8.3%	6.9%	7.0%

GAAP net income (loss) from continuing operations	$(17,352)	$5,256	$(9,999)	$8,409
Stock-based compensation; amortization of intangible assets; earn-out and retention expenses related to prior acquisitions; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; acquisition and integration costs of Gilon acquisition; all net of taxes	20,574	1,464	27,079	9,487
Non-GAAP net income from continuing operations	$3,222	$6,720	$17,080	$17,896

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NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (CONTINUED)
EXCLUDING STOCK-BASED COMPENSATION; AMORTIZATION OF INTANGIBLE ASSETS; EARN-OUT AND RETENTION EXPENSES RELATED TO PRIOR ACQUISITIONS; INSURANCE SETTLEMENT RELATED TO 2007 ARBITRATION EXPENSE, NET OF RELATED EXPENSES; SEVERANCE EXPENSES; ACQUISITION AND INTEGRATION COSTS OF GILON ACQUISITION; ALL NET OF TAXES
U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP diluted net earnings (loss) per share from continuing operations	$(0.45)	$0.14	$(0.26)	$0.22
Stock-based compensation; amortization of intangible assets; earn-out and retention expenses related to prior acquisitions; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; acquisition and integration costs of Gilon acquisition; all net of taxes	0.53	0.04	0.70	0.24
Non-GAAP diluted net earnings per share from continuing operations	$0.08	$0.17	$0.44	$0.46

Segment Data:

Software Product Engineering:
GAAP operating income	$3,569	$4,410	$15,388	$16,326
Amortization of intangible assets	38	37	153	152
Restructuring and related project costs	308	—	308	—
Non-GAAP operating income	$3,915	$4,447	$15,849	$16,478

System Integration and Application Development:
GAAP operating income (loss)	$(9,125)	$8,646	$2,573	$18,621
Amortization of intangible assets	1,855	1,608	6,965	5,784
Earn-out and retention expenses related to prior acquisitions	1,032	282	1,032	1,816
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	(2,610)	—
Severance expenses	—	—	1,293	—
Restructuring and related project costs	11,870	—	11,870	—
Acquisition and integration costs of Gilon acquisition	—	—	—	728
Non-GAAP operating income	$5,632	$10,536	$21,123	$26,949

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